Exhibit 99.1

Execution Version

Proposed Asset Acquisition Term Sheet

March 7, 2023

This term sheet (this “Term Sheet”) summarizes the terms and conditions of the proposed transaction between Ascent solar technologies, Inc., a Delaware corporation (“Acquiror”), FL1 Holding GmbH, a Germany company with limited liability registered with the commercial register of the local court of Nuremberg, Germany, under HRB 40936, with its corporate seat in Nuremberg, Germany (the “Company”) and a corporation previously identified by the Company to Acquiror (the “Target”). This term sheet is for discussion purposes and does not constitute a binding agreement or commitment of either party, except as provided below regarding “Fees and Expenses,” “Exclusivity” and “Governing Law” (the “Binding Provisions”). Except for the Binding Provisions, no legally binding obligation, duty, commitment or liability will be created or implied unless and until the authorization, execution and delivery of final legal documentation pertaining to the proposed transaction satisfactory to the parties and their respective counsel in their sole and absolute discretion (collectively, the “Definitive Agreements”).

Asset Acquisition and IP License	At the Closing (as defined below), subject to the satisfaction of all conditions precedent related thereto and substantially concurrently with the consummation of the transactions contemplated by that certain share purchase agreement entered into among, inter alia, the Company and the Target (the “Target Acquisition Agreement”):

(a) Acquiror shall purchase from the Target, and the Target shall transfer, assign, sell and deliver to Acquiror, free and clear of any liens, charges, restrictions or encumbrances thereon, full right, title and interest in any and all of the assets of the Target identified on Exhibit A hereto, and any and all equipment and assets related thereto or necessary for the operation thereof (the “Asset Acquisition” and the assets acquired pursuant to the Asset Acquisition, the “Assets”); and

(b) the Target shall grant to Acquiror a non-exclusive license in and to all of the Target’s right, title and interest to all intellectual property rights of the Target relating to thin-film photovoltaic research, development, manufacture and production (the “IP License” and the intellectual property rights licensed pursuant to the IP License, the “Licensed IP” and, together with the Asset Acquisition, the “Transaction”).

Acquiror will assume only those liabilities in respect of employees of the Target that agree to accept employment with Acquiror as described under “Transfer of Certain Employees” below (the “Assumed Liabilities”).

Other than the Assumed Liabilities, Acquiror will not acquire any liabilities or obligations of the Company or the Target in connection with the Transaction (collectively, the “Excluded Liabilities”).

Acquiror and the Company shall agree that, following the Closing, Acquiror shall perform certain contracts of the Company or the Target on a subcontractor basis using the Assets and shall receive any applicable proceeds due and payable under such contracts for or in connection with such performance.

Lease	In connection with and as a condition to the Closing, Acquiror and the Company or the Target, as applicable, shall negotiate and, at the consummation of the Closing, enter into a sub-lease or sub-tenancy arrangement (the “Tenancy Arrangement”) with respect to certain floors of the Target’s premises where the Assets are located (the “Facility”) on terms acceptable to Acquiror, pursuant to which Acquiror:

	(a)	shall have the right to use the Facility for all purposes for a period of time to be agreed;
	(b)	shall agree to make all monthly rent payments in respect of the portion of the Facility occupied by Acquiror under the terms of the Target’s current lease relating thereto (or any renegotiation thereof by the Company or the Target, subject to there not being any increase in the amount of such monthly rent payments that are due) (the “Lease”);
	(c)	shall agree to pay the cost of any utilities or similar costs and expenses relating to Acquiror’s tenancy at the Facility and operation of the Assets from and after the Closing; and
	(d)	shall be responsible for any damage or liability at the Facility arising from Acquiror’s tenancy at the Facility and operation of the Assets from and after the Closing.
Acquiror and the Company further agree that, at or prior to the Closing, the Company or the Target shall satisfy all outstanding payment obligations and other liabilities (including all accrued rent payments or other amounts that may be due) relating to the Lease, including to the extent required to ensure that the Assets are conveyed to Acquiror at the Closing free and clear of all liens, charges, restrictions and other encumbrances thereon, including all liens, charges, restrictions or other encumbrances relating to the Assets that may arise under the terms of, or by operation of law with respect to, the Lease.

Closing Timing

The parties contemplate closing the Transaction by April 7, 2023, the date that is 30 days after the date of this Term Sheet, or as soon as possible thereafter following execution of the Definitive Agreements and satisfaction of applicable closing conditions (such date referred to herein as the “Closing”).

Consideration

The total consideration to be paid by Acquiror to the Company in connection with the Transaction (including with respect to the Asset Acquisition and the IP License) will be an aggregate amount in cash equal to $5,000,000 (the “Consideration”).

Definitive Agreements

The Definitive Agreements shall contain, among other things, customary representations, warranties and covenants, and usual and customary closing conditions including, among others (i) the substantially concurrent consummation of the transactions contemplated by the Target Acquisition Agreement, (ii) receipt of all required third party consents and (iii) that the Assets shall be delivered to Acquiror free and clear of all liens, charges, restrictions or other encumbrances thereon, and Acquiror’s entry into the Definitive Agreements shall be subject to approval by a committee of the disinterested and independent members of Acquiror’s Board of Directors (the “Special Committee”).

Transition Services Agreement

At the Closing, Acquiror and the Target shall enter into a Transition Services Agreement for the Target to provide transition support for Acquiror’s operation of the Assets and tenancy at the Facility on terms to be agreed.

Additional Agreements

The Company shall agree that, for a period of five years from and after the Closing, the Company shall not, and shall cause its affiliates not to (a) directly or indirectly compete with Acquiror in connection with the manufacturing, sale or distribution of products substantially similar to or competitive with the products manufactured using the Assets prior to the Closing, (b) solicit, or interfere with Acquiror’s solicitation of, certain customers or prospective customers of such products, or (c) solicit or hire any person who was an employee of Acquiror within the six month period prior to such solicitation, subject to customary exceptions.

The Company shall further agree that, for a period of 12 months following the Closing, Acquiror shall have the right to resell the Assets to the Company for an amount equal to $5,000,000.

Following the Closing, Acquiror shall have the right to purchase and acquire the Licensed IP on terms to be agreed, subject to the satisfaction of certain conditions and receipt of third party consents.

Acquiror Equity Investment Option

Following the Closing, Acquiror shall have the option, subject to the satisfaction of certain conditions, including approval of Acquiror’s exercise of the option by Acquiror’s Special Committee, to acquire 60% or more of the then-outstanding equity interests of the Company from BD Vermögensverwaltung GmbH (“BD”) for an aggregate purchase price of not more than $3,000,000 in cash and repayment of all shareholder/affiliated loans of the Company in shares of common stock of Acquiror at a value of $2.00 per share of Acquiror common stock, on terms and conditions to be agreed (the “Acquiror Equity Option”). The Acquiror Equity Option shall be set forth in a separate definitive agreement to be entered into between Acquiror and the Company at the Closing on terms to be mutually agreed (the “Equity Option Agreement”).

In connection with the Equity Option Agreement, BD will also agree that (1) it and its affiliates will not offer to acquire or acquire, by merger, tender offer or otherwise, all or substantially all of the outstanding shares of capital stock of Acquiror not beneficially owned by BD or its affiliates, without satisfaction of the MFW Conditions, (2) it and its affiliates will not transfer any shares of Acquiror’s capital stock unless the transferee agrees in writing to be bound by the foregoing restriction and (3) it will stand behind the obligations of the Company pursuant to the Equity Option Agreement.

“MFW Conditions” means (i) the approval of a special committee of independent and disinterested members of Acquiror’s Board of Directors and (ii) the affirmative vote of a majority of the voting power of outstanding Acquiror shares not beneficially owned by BD or its affiliates, in each case of (i) and (ii), to the extent necessary to satisfy the framework established under Kahn v. M & F Worldwide Corp., 88 A.3d 635 (Del. 2014) and its progeny.

Indemnification	The Company will indemnify Acquiror for claims, damages, costs and expenses related to: (i) breaches of the Company’s representations and warranties or covenants, (ii) any allegation or claim relating to the ownership, use, sale, licensing or development of the Assets prior to the Closing or of the Licensed IP (including any claim of infringement relating thereto), (iii) any Excluded Liabilities, (iv) any claim of infringement relating to the Licensed IP, (v) fraud or intentional misrepresentation by or on behalf of the Company or the Target, and (vi) such other matters as may be mutually agreed (the “Indemnification Obligations”).

Transfer of Certain Employees	Acquiror agrees to accept the transfer of employment of such employees of the Target as are functionally predominantly working with the Assets prior to the Closing as required by applicable law, to the extent such employees determine to accept employment with Acquiror and to assume any liabilities arising after the Closing relating to the employment of such individuals.

Fees and Expenses

Each of Acquiror, on the one hand, and the Company and the Target, on the other, will pay their own respective transaction expenses (including legal and accounting and financial advisory fees and expenses) incident to the consummation of the Transaction (the “Transaction Expenses”).

Exclusivity	During the Exclusivity Period (defined below), the Company shall not, and shall cause its directors, officers, employees, representatives, affiliates, consultants, financial advisors, agents and stockholders not to, directly or indirectly, solicit, initiate, facilitate, knowingly encourage, or pursue or enter into discussions, transactions, or agreements with, or respond to, or provide information to, any person, entity or group (other than Acquirer, Target and their respective representatives) concerning any sale of the Assets or licensing or sale of the Licensed IP or any merger, sale of stock or substantial assets of, or any other business combination or similar transaction involving, the Company (each a “Competing Transaction”). The “Exclusivity Period” commences upon the execution and delivery of this Term Sheet by each of the parties hereto and terminates 30 days after the date hereof, except that the Exclusivity Period may be extended (i) for successive periods of 15 additional days upon written notice by Acquirer to the Company, so long as the parties are continuing to actively negotiate Definitive Agreements, or (ii) by the express written agreement of both parties.

Governing Law	This Term Sheet shall be governed by New York law.

[Signature page follows]

Sincerely,

Ascent Solar Technologies, Inc.

/s/ Jeffrey A. Max
By: Jeffrey A. Max
Title: President & CEO

Agreed and accepted:

FL1 Holding GmbH

/s/Ralf Straub
By: Ralf Straub
Title: Geschäftsführer

[Signature Page to Term Sheet]

EXHIBIT A

Asset Schedule

[See attached]